UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   October 10, 2017

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5b Hanagar Street, Hod Hasharon, Israel	4527708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Wize Pharma, Inc. (formerly known as OphthaliX, Inc.) (the “Company”) on October 11, 2017 (the “Original 8-K”). The Original 8-K was filed with the U.S. Securities and Exchange Commission to report the results of the matters submitted to a vote by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on October 10, 2017 (the “Annual Meeting”). The sole purpose of this amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to how frequently the Company will conduct future shareholder advisory votes regarding the named executive officers’ compensation.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Consistent with the recommendation of the Company’s Board of Directors, as set forth in the proxy statement/prospectus relating to the Annual Meeting, and the vote of stockholders at the Annual Meeting, the Company is confirming that it will include an annual advisory stockholder vote on the compensation of its named executive officers in its proxy materials until the next frequency vote.

The information reported under Item 5.07 of the Original 8-K is hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

Date: February 22, 2018	By:	/s/ Or Eisenberg
Name: Or Eisenberg
Title: Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

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